Exhibit 99.1

Pacific Asia Petroleum, Inc. Signs a Series of Agreements on Enhanced Oil Recovery and Production.

Operations Scheduled to Commence in Several Oil Fields.

Enhanced Recovery Technology Acquired.

Investor Conference Call Update

FOR RELEASE: THURSDAY, June 18, 2009; 9:00AM Eastern Time

Hartsdale, New York, June 18:  Pacific Asia Petroleum, Inc. (PFAP.OB), a U.S.  publicly traded company (the “Company”), announced today that its Hong Kong subsidiary, Pacific Asia Petroleum Energy Limited (“PAPE”), along with its China affiliate, Inner Mongolia Sunrise Petroleum Co. Ltd. (“Sunrise”), signed a series of agreements on enhanced oil recovery and production (“EORP”) with various Chinese companies and individuals as envisioned pursuant to the Letter of Understanding signed by the Company and PAPE as announced publicly on May 15, 2009. The entry into and performance of these EORP-related agreements, including various formation and operating-related agreements and an agreement signed by Sunrise covering several oil fields in Inner Mongolia and the Heilongjiang Province in the People’s Republic of China, are anticipated to pave the way for the commencement of production operations this year.  As presently provided under the Letter of Understanding and related EORP agreements, the Company shall maintain a minimum 51% interest in PAPE and all the EORP agreements signed going forward.

Additionally, pursuant to a patent assignment agreement, dated June 7, 2009, entered into by PAPE and one of the parties to the Letter of Understanding, PAPE has acquired rights to certain enhanced oil recovery technology in the form of six pending patents and related rights covering chemical enhanced oil recovery, subject to issuance of such pending patent rights by the State Intellectual Property Office of the People’s Republic of China.

With these EORP-related agreements signed and in place, the Company expects PAPE to commence operations in these various oil fields in the next calendar quarter and commence production and generation of revenues in the 4th quarter of 2009.

Commenting on these new agreements, Frank C. Ingriselli, President & CEO of Pacific Asia Petroleum, said: “We are pleased that the enhanced oil recovery and production venture we announced last month has now been finalized with the entry into a series of definitive agreements which we anticipate will allow PAPE’s commencement of oil field production operations this year. These ventures should deliver revenues and cash flow this year and deliver on our business plan of growing shareholder value through low cost and low risk ventures. Our Company looks forward to working with our Chinese partners to enhance recovery from, and drill new wells, in several oil fields in China. The opportunities we are targeting offer hundreds of wells to add to our production portfolio.

We believe that this new business and the technology we have acquired offer great upside for our Company not only throughout China’s energy market, but throughout Asia.”

Investor Conference Call:
The Company also announced today that it will host an investor conference call in approximately two weeks.  More details on this call will be provided on the Company’s website and in its public filings in advance of the call. Frank C. Ingriselli, President & Chief Executive Officer will discuss this enhanced oil recovery and production venture and will also provide an update on operations.

Media Contact:

Pacific Asia Petroleum, Inc.
Bonnie Tang
bonnietang@papetroleum.com

250 East Hartsdale Ave.
Hartsdale, NY 10530
(914) 472-6070
www.papetroleum.com

Investor Relations Contact:

Liviakis Financial Communications, Inc
John Liviakis
(415) 389-4670
John@Liviakis.com
www.liviakis.com
655 Redwood Hwy, Suite 395
Mill Valley, CA 94941

Cautionary Statement Relevant to Forward-Looking Information.

Some of the items discussed in this press release are forward-looking statements about Pacific Asia’s activities in the People’s Republic of China. Words such as “anticipates,” “expects,” “intends,” “plans,” “targets,” “projects,” “believes,” “seeks,” “estimates,” “budgets” and similar expressions are intended to identify such forward-looking statements. The statements are based upon management’s current expectations, estimates and projections; are not guarantees of future performance; and are subject to certain risks, uncertainties and other factors, some of which are beyond the Company’s control and are difficult to predict. Among the factors that could cause actual results to differ materially are changes in prices of, demand for and supply of crude oil and natural gas; actions of competitors; results of additional testing; timely development of production opportunities and acquired technologies; the successful issuance and assignment of enhanced oil recovery-related patent rights by the government of the People’s Republic of China; the potential disruption or interruption of testing and development activities due to accidents, political events, civil unrest, or severe weather; government-mandated restrictions on scope of company operations; general economic and political conditions; the Company’s ability to successfully consummate the contemplated acquisitions on terms and conditions satisfactory to the Company, obtain required government approvals, and to successfully integrate the acquired entities and operations into the Company’s business; and other risks described in the Company’s filings with the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Unless legally required, Pacific Asia undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.